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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 19 to registration statement on Form N-4 (the "Registration Statement") of our report dated March 9, 1999, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 19, 1999, relating to the financial statements and selected per unit data of New York Life Insurance and Annuity Corporation MFA Separate Accounts I and II, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" and the reference to us under the heading "Condensed Financial Information" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP
1177 Avenue of the Americas
New York, New York
April 16, 1999